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August 23, 2012

Cazador Acquisition Corporation Ltd. BBVA Building, P1 254 Muñoz Rivera Avenue San Juan, Puerto Rico 00918

Re:          Cazador Acquisition Corporation Ltd. — Registration Statement on Form S-4

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-4 (Registration No. 333-182076) initially filed on June 12, 2012 by Cazador Acquisition Corporation Ltd., a company incorporated as a Cayman Islands exempted company (the “Cazador”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and as amended to date (the “Registration Statement”), relating to (i) the agreement and plan of merger, dated June 12, 2012 (the “Merger Agreement”), by and between Cazador and Net Element, Inc. (“Net Element”), pursuant to which Net Element will merge with and into Cazador, with Cazador as the surviving entity (the “Merger”), and (ii) as a condition to the effectiveness of the Merger, the proposal of Cazador to change its jurisdiction of incorporation by discontinuing as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”).  Upon effectiveness of the Merger, Cazador will change its corporate name to “Net Element International, Inc.”

The Domestication shall be effected pursuant to the provisions of Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) by filing a certificate of corporate domestication and a certificate of incorporation in respect of Cazador with the Secretary of State of the State of Delaware (the “DE Secretary of State”). The Domestication is subject to the approval of the shareholders of Cazador. In this opinion, we refer to Cazador following effectiveness of the Domestication as “NEI.”

Upon completion of the Merger, each then-issued and outstanding share of common stock, par value $0.001 per share, of Net Element will be automatically cancelled and converted into the right to receive shares of common stock, par value $0.0001 per share, of NEI (“NEI Common Stock”) in accordance with Section 2.01 of the Merger Agreement (the “NEI Merger Shares”). The Merger is subject to satisfaction or waiver of a number of conditions, including, among others, approval and adoption of the Merger Agreement by each of Cazador’s and Net Element’s shareholders as well completion of the Domestication.

NEW YORK ♦ LONDON ♦ HONG KONG ♦ CHICAGO ♦WASHINGTON, D.C. ♦ BEIJING ♦ PARIS ♦ LOS ANGELES ♦ SAN FRANCISCO ♦ PHILADELPHIA ♦ SHANGHAI ♦ PITTSBURGH
MUNICH ♦ ABU DHABI ♦ PRINCETON ♦ NORTHERN VIRGINIA ♦ WILMINGTON ♦ SILICON VALLEY ♦ DUBAI ♦ CENTURY CITY ♦ RICHMOND ♦ GREECE

Cazador Acquisition Corporation Ltd. August 23, 2012 Page 2

In rendering the opinions expressed below, we have examined and relied upon a copy of (i) the Registration Statement and the exhibits filed therewith; (ii) the Merger Agreement; (iii) a draft of the certificate of corporate domestication of Cazador to be filed with the DE Secretary of State (the “Certificate of Domestication”); (iv) a draft of the certificate of incorporation of Cazador to be filed with the DE Secretary of State (the “Certificate of Incorporation”); (v) a draft of the by-laws to be adopted by Cazador immediately following effectiveness of the Domestication; (vi) the Form of Warrant Agreement between Cazador and Continental Stock Transfer & Trust Company relating to the issued and outstanding warrants of Cazador (the “Warrant Agreement”) and (vii) resolutions of the Board of Directors of Cazador, dated June 11, 2012, relating to, among other things, the Registration Statement, the Merger and the Domestication. We have also examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of Cazador and of such agreements, documents, certificates, statements of governmental officials and instruments and have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this letter.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

In addition to the foregoing, for the purpose of rendering our opinion as expressed herein, we have, with your consent, assumed the following matters:

1.	Cazador is, and at all times relevant for purposes of rendering our opinion as expressed herein was, duly organized, validly existing and in good standing under the laws of the Cayman Islands, and has, and at all times relevant for purposes of rendering our opinion as expressed herein had, the full power, authority and legal right to effect the Domestication;

2.	At all times relevant for purposes of rendering our opinion as expressed herein, the laws of the Cayman Islands permit Cazador to effect the Domestication;

3.	Prior to effecting the Domestication: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the shareholders of Cazador will have approved the Domestication and (iii) all other necessary action will have be taken under the applicable laws of the Cayman Islands to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

4.	The current drafts of the Certificate of Domestication and the Certificate of Incorporation, in the forms thereof submitted for our review, without alteration or amendment (other than filling in the appropriate date and making such other changes as appropriate) will be duly authorized and executed and thereafter be duly filed with the DE Secretary of State in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document has been, or prior to the filing of the Certificate of Incorporation and Certificate of Domestication will be, filed by or in respect of Cazador with the DE Secretary of State and that Cazador will pay all fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation and Certificate of Domestication; and

5.	Prior to the issuance of the NEI Merger Shares: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the shareholders of each of Cazador and Net Element will have approved and adopted the Merger Agreement; (iii) the transactions contemplated by the Merger Agreement (including, but not limited to, the Domestication) will have been consummated and (iv) the Merger will have become effective under the DGCL.

Cazador Acquisition Corporation Ltd. August 23, 2012 Page 3

Based on, and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(a)	Upon the filing of the Certificate of Domestication and the Certificate of Incorporation with the DE Secretary of State, the Domestication will become effective and Cazador will continue as a corporation incorporated under the laws of the State of Delaware.

(b)	Upon effectiveness of the Domestication, the issued and outstanding ordinary shares, par value $0.0001 per share, of Cazador (“Cazador Ordinary Shares”) will automatically convert by operation of law, on a one-for-one basis, into duly authorized, validly issued, fully paid and non-assessable shares of NEI Common Stock.

(c)	Upon effectiveness of the Domestication, the issued and outstanding warrants to acquire Cazador Ordinary Shares will automatically convert by operation of law, on a one-for-one basis, into warrants to acquire shares of NEI Common Stock (the “NEI Warrants”), which NEI Warrants will constitute valid and legally binding obligations of NEI enforceable against NEI in accordance with their terms.

(d)	The shares of NEI Common Stock underlying the NEI Warrants, when issued upon exercise of the NEI Warrants in the manner and on the terms described in the Registration Statement, the Warrant Agreement and the NEI Warrants, will be duly authorized, validly issued, fully paid and non-assessable.

(e)	The NEI Merger Shares, when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

This letter is limited to the DGCL and the federal laws of the United States of America. We express no opinion as to matters related to securities or “blue sky” laws of any jurisdiction or any rules or regulations thereunder (other than the federal laws of the United States of America).

We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder.

Very truly yours,

/s/ Reed Smith LLP

REED SMITH LLP